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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Life Time Fitness, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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LIFE TIME FITNESS, INC.
VOTING METHODS
LIFE TIME FITNESS, INC.
PROXY STATEMENT
GENERAL INFORMATION
PROPOSAL NO. 1 — ELECTION OF DIRECTORS
PROPOSAL NO. 2 — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
EXECUTIVE COMPENSATION
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
SECURITIES OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT
EQUITY COMPENSATION PLAN INFORMATION
PERFORMANCE GRAPH
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
AUDIT COMMITTEE REPORT
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
ADDITIONAL INFORMATION
APPENDIX A

LIFE TIME FITNESS, INC.

6442 City West Parkway
Eden Prairie, Minnesota 55344
(952) 947-0000

March 18, 2005

Dear Shareholder:

     You are cordially invited to attend the annual meeting of shareholders to be held at the Minneapolis Sofitel, 5601 West 78th Street, Bloomington, Minnesota, commencing at 9:00 a.m., central time, on Thursday, May 5, 2005.

     The Secretary’s notice of annual meeting and the proxy statement that follow describe the matters to come before the meeting. During the meeting, we also will review the activities of the past year and items of general interest about our company.

     We hope that you will be able to attend the meeting in person and we look forward to seeing you. Please mark, date and sign the enclosed proxy and return it in the accompanying envelope, or vote the enclosed proxy by telephone or through the Internet in accordance with the voting instructions set forth on the enclosed proxy card, as quickly as possible, even if you plan to attend the annual meeting. You may revoke the proxy and vote in person at that time if you so desire.

Sincerely,

Bahram Akradi
Chairman of the Board of Directors,
President and Chief Executive Officer

VOTING METHODS

     The accompanying proxy statement describes important issues affecting Life Time Fitness, Inc. If you are a shareholder of record, you have the right to vote your shares through the Internet, by telephone or by mail. You also may revoke your proxy any time before the annual meeting. Please help us save time and postage costs by voting through the Internet or by telephone. Each method is generally available 24 hours a day and will ensure that your vote is confirmed and posted immediately. To vote:

1.	BY TELEPHONE

a.	On a touch-tone telephone, call toll-free 1-800-560-1965, 24 hours a day, seven days a week, until 12:00 p.m. (CT) on May 4, 2005.

b.	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number.

c.	Follow the simple instructions provided.

2.	BY INTERNET

a.	Go to the web site at http://www.eproxy.com/ltm/, 24 hours a day, seven days a week, until 12:00 p.m. (CT) on May 4, 2005.

b.	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number and create an electronic ballot.

c.	Follow the simple instructions provided.

3.	BY MAIL (if you vote by telephone or Internet, please do not mail your proxy card)

a.	Mark, sign and date your proxy card.

b.	Return it in the enclosed postage-paid envelope.

     If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record that you must follow in order for your shares to be voted.

Your vote is important. Thank you for voting.

LIFE TIME FITNESS, INC.

Notice of Annual Meeting of Shareholders
to be held on May 5, 2005

     The annual meeting of shareholders of Life Time Fitness, Inc. will be held at the Minneapolis Sofitel, 5601 West 78th Street, Bloomington, Minnesota, 55439, commencing at 9:00 a.m., central time, on Thursday, May 5, 2005 for the following purposes:

1.	To elect a board of directors of six directors, to serve until the next annual meeting of shareholders or until their successors have been duly elected and qualified.

2.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2005.

3.	To transact other business that may properly be brought before the meeting.

     Our board of directors has fixed March 9, 2005 as the record date for the meeting, and only shareholders of record at the close of business on that date are entitled to receive notice of and vote at the meeting.

     Your proxy is important to ensure a quorum at the meeting. Even if you own only a few shares, and whether or not you expect to be present, you are urgently requested to date, sign and mail the enclosed proxy in the postage-paid envelope that is provided, or vote the enclosed proxy by telephone or through the Internet in accordance with the voting instructions set forth on the enclosed proxy card. The proxy may be revoked by you at any time prior to being exercised, and returning your proxy or voting your proxy by telephone or through the Internet will not affect your right to vote in person if you attend the meeting and revoke the proxy.

By Order of the Board of Directors,

Eric J. Buss Secretary
Eden Prairie, Minnesota March 18, 2005

PROXY STATEMENT

GENERAL INFORMATION

     The enclosed proxy is being solicited by our board of directors for use in connection with the annual meeting of shareholders to be held on Thursday May 5, 2005 at the Minneapolis Sofitel, 5601 West 78th Street, Bloomington, Minnesota, at 9:00 a.m., central time, and at any adjournments thereof. Our telephone number is (952) 947-0000. The mailing of this proxy statement and our board of directors’ form of proxy to shareholders will commence on or about March 18, 2005.

Record Date and Quorum

     Only shareholders of record at the close of business on March 9, 2005 will be entitled to vote at the annual meeting or adjournment. At the close of business on the record date, we had 33,857,179 shares of our common stock outstanding and entitled to vote. A majority of the shares outstanding on the record date, present in person or represented by proxy, will constitute a quorum for the transaction of business at the meeting.

Voting of Proxies

     Proxies in the accompanying form that are properly signed and duly returned to us, or voted by telephone or through the Internet in accordance with the voting instructions set forth on the enclosed proxy card, and not revoked, will be voted in the manner specified. A shareholder executing a proxy retains the right to revoke it at any time before it is exercised by notice in writing to one of our officers of termination of the proxy’s authority or a properly signed and duly returned proxy bearing a later date.

Shareholder Proposals

     We must receive shareholder proposals intended to be presented at the annual meeting of shareholders in the year 2006 that are requested to be included in the proxy statement for that meeting at our principal executive office no later than November 18, 2005. We must receive any other shareholder proposals intended to be presented at the annual meeting of shareholders in the year 2006 at our principal executive office no later than February 4, 2006.

Quorum

     The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum for the transaction of business at the meeting. Abstentions and broker non-votes will be counted as present for purposes of determining the existence of a quorum.

Vote Required

     Election of Directors. The affirmative vote of a plurality of the shares of common stock present in person or by proxy at the meeting and entitled to vote is required for the election to the board of directors of each of the nominees for director. Shareholders do not have the right to cumulate their votes in the election of directors.

     Other Proposals. The affirmative vote of the holders of the greater of (1) a majority of the shares of common stock present in person or by proxy at the meeting and entitled to vote and (2) a majority of the minimum number of shares entitled to vote that would constitute a quorum for the transaction of business at the meeting is required for approval of each other proposal presented in this proxy statement. A shareholder who abstains with respect to a proposal will have the effect of casting a negative vote on that proposal. A shareholder who does not vote in person or by proxy on a proposal (including a broker non-vote) is not deemed to be present in person or by proxy for the purpose of determining whether a proposal has been approved.

Adjournment of Meeting

     If a quorum is not present to transact business at the meeting or if we do not receive sufficient votes in favor of the proposals by the date of the meeting, the persons named as proxies may propose one or more adjournments of the meeting to permit solicitation of proxies. Any adjournment would require the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting.

Expenses of Soliciting Proxies

     We will pay the cost of soliciting proxies in the accompanying form. In addition to solicitation by the use of mail, certain directors, officers and regular employees may solicit proxies by telephone or personal interview, and may request brokerage firms and custodians, nominees and other record holders to forward soliciting materials to the beneficial owners of our stock and will reimburse them for their reasonable out-of-pocket expenses in forwarding these materials.

PROPOSAL NO. 1 – ELECTION OF DIRECTORS

Composition of our Board of Directors

     Our bylaws provide that our business will be managed by or under the direction of a board of directors. The number of directors constituting our board of directors is determined from time to time by our board of directors and currently consists of six members. Each director will be elected at the annual meeting to hold office until the next annual shareholders meeting or the director’s resignation or removal. Our governance and nominating committee has nominated the six persons named below for election as directors. Proxies solicited by our board of directors will, unless otherwise directed, be voted to elect the six nominees named below to constitute the entire board of directors.

Directors and Director Nominees

     All of the nominees named below are current directors of our company. Each nominee has indicated a willingness to serve as a director for the ensuing year, but in case any nominee is not a candidate at the meeting for any reason, the proxies named in the enclosed proxy form may vote for a substitute nominee selected by the governance and nominating committee.

     The following table sets forth certain information regarding each director nominee:

Name	Age	Position
Bahram Akradi	44	Chairman of the Board of Directors, President and Chief Executive Officer

Timothy C. DeVries	48	Director

James F. Halpin	54	Director

Guy C. Jackson	63	Director

David A. Landau	38	Director

Stephen R. Sefton	49	Director

     Bahram Akradi founded our company in 1992 and has been a director and President since our inception. Mr. Akradi was elected Chief Executive Officer and Chairman of the Board of Directors in May 1996. Mr. Akradi has over 20 years of experience in the field of sports, health and fitness programs. From 1984 to 1989, he led U.S. Swim & Fitness Corporation as its co-founder and Executive Vice President. Mr. Akradi was a founder of the health and fitness Industry Leadership Council.

     Timothy C. DeVries was elected a director of our company in February 2002. Mr. DeVries is a managing general partner with the investment firm of Norwest Equity Partners, a firm he joined in 1998. From 1982 to 1992, Mr. DeVries held various positions at Churchill Companies, a diversified industrial and financial company, including Managing Director. Mr. DeVries is also a member of the board of directors of seven private companies.

     James F. Halpin was elected a director of our company in February 2005. Mr. Halpin started his own private investment firm after he retired in March 2000 as President, Chief Executive Officer and a director of CompUSA Inc., a publicly traded retailer of computer hardware, software, accessories and related products, which he had been with since May 1993. Mr. Halpin is also a director of Majesco Holdings, Inc. and Marvel Enterprises, Inc.

     Guy C. Jackson was elected a director of our company in March 2004. In June 2003, Mr. Jackson retired from the accounting firm of Ernst & Young LLP after 35 years with the firm and with one of its predecessors, Arthur Young & Company. During his career, Mr. Jackson served as the audit partner on numerous public companies in Ernst & Young’s New York and Minneapolis offices. He also serves as a director, and the chair of the audit committee, of Cyberonics, Inc., Digi International Inc., Urologix, Inc. and EpiCept Corporation.

     David A. Landau was elected a director of our company in August 2000. Mr. Landau is a managing director of Apax Partners, Inc., an international private equity investment advisory firm affiliated with Apax Managers, Inc. Mr. Landau joined Apax Partners, Inc. in 1991 after working in brand management at The Procter & Gamble Company, a manufacturer and marketer of consumer products, and strategy consulting at Monitor Company, a strategy-consulting firm. Mr. Landau is also a member of the board of directors of Phillips-Van Heusen Corporation and two private companies.

     Stephen R. Sefton was elected a director of our company in May 1996. Mr. Sefton has been a partner with Norwest Equity Partners, an investment firm, since 1989, a firm he joined in 1986. In May 1997, Mr. Sefton founded Equity Research, Inc., a private equity investment firm. Mr. Sefton spends approximately 25% of his time overseeing two investments held by Norwest Equity Partners, including its investment in our company. The other 75% of his time is spent at Equity Research, Inc. Prior to 1986, Mr. Sefton spent nine years in commercial and investment banking. Mr. Sefton is also a member of the board of directors of two private companies.

     None of the above nominees is related to each other or to any of our executive officers.

Board of Directors Meetings and Attendance

     Our board of directors held five meetings and took action by written consent twice during fiscal year 2004. During fiscal year 2004, each director attended at least 75% of the meetings of our board of directors and of the board committees on which he serves.

Director Independence

     Our board of directors reviews at least annually the independence of each director. During these reviews, our board of directors considers transactions and relationships between each director (and his immediate family and affiliates) and our company and its management to determine whether any such transactions or relationships are inconsistent with a determination that the director was independent. In February 2005, our board of directors conducted its annual review of director independence and determined that no transactions or relationships existed that would disqualify any of our directors under New York Stock Exchange rules or require disclosure under Securities and Exchange Commission rules, with the exception of Bahram Akradi, who is also our President and Chief Executive Officer. Based upon that finding, our board of directors determined that all of the directors, except Bahram Akradi, are “independent.”

Committees of Our Board of Directors

     Our board of directors has an audit committee, a compensation committee, a governance and nominating committee and a finance committee. The charters for our audit committee, compensation committee and governance and nominating committee are available on the Corporate Governance section of the Investor Relations page on our website at www.lifetimefitness.com.

Audit Committee.

     Our audit committee consists of Messrs. Jackson (Chair), Halpin and Sefton. The functions of the audit committee include oversight of the integrity of our financial statements, our compliance with legal and regulatory requirements and the performance, qualifications and independence of our independent auditors. Our audit committee is directly responsible, subject to shareholder ratification, for the appointment of any independent auditor engaged for the purpose of preparing or issuing an audit report or related work. Our audit committee is also responsible for the retention, compensation, evaluation, termination and oversight of our independent auditor. The purpose and responsibilities of our audit committee are set forth in the Audit Committee Charter approved by our board of directors and most recently amended on February 16, 2005, a copy of which is attached to this proxy statement as Appendix A. Our audit committee held six meetings in fiscal year 2004.

     Our board of directors has determined that all members of our audit committee are “independent” as defined in Section 10A of the Securities Exchange Act of 1934 and pursuant to the rules of the New York Stock Exchange. Our board of directors has determined that Mr. Jackson qualifies as an “audit committee financial expert” as defined by applicable regulations of the SEC. Our board of directors has also determined that Mr. Jackson’s service on the audit committees of four other publicly traded companies does not impair his ability to effectively serve on our audit committee.

Compensation Committee.

     Our compensation committee consists of Messrs. Halpin (Chair), Landau and DeVries. The functions of the compensation committee include reviewing and approving the goals and objectives relevant to compensation of our Chief Executive Officer, evaluating the Chief Executive Officer’s performance in light of those goals and objectives and determining and approving the Chief Executive Officer’s compensation level based on this evaluation. Our compensation committee also approves and makes recommendations to our board with respect to compensation of other executive officers, incentive-compensation plans and equity-based plans. The purpose and responsibilities of our compensation committee are set forth in the Compensation Committee Charter approved by our board of directors and most recently amended on February 16, 2005. Our compensation committee held three meetings and took action by written consent nine times in fiscal year 2004.

Governance and Nominating Committee.

     Our governance and nominating committee consists of Messrs. Sefton (Chair), Jackson and Landau. The functions of the governance and nominating committee include identifying individuals qualified to become members of our board and overseeing our corporate governance principles. The purpose and responsibilities of our governance and nominating committee are set forth in the Governance and Nominating Committee Charter approved by our board of directors and most recently amended on February 16, 2005. Our governance and nominating committee held two meetings in fiscal year 2004.

Finance Committee.

     Our finance committee consists of Messrs. DeVries (Chair), Sefton, Akradi and Landau. The functions of the finance committee include reviewing our financial performance, annual budgets, capital planning projects, capital structure and financing decisions and selection of locations for new centers. The purpose and responsibilities of our finance committee are set forth in the Finance Committee Charter approved by our board of directors on March 17, 2004. Our finance committee held eight meetings in fiscal year 2004.

Corporate Governance Guidelines

     In April 2004, our board of directors adopted Corporate Governance Guidelines. These guidelines are available on the Corporate Governance section of the Investor Relations page on our website at www.lifetimefitness.com.

Code of Business Conduct and Ethics

     We have adopted the Life Time Fitness, Inc. Code of Business Conduct and Ethics, which applies to all of our employees, directors, agents, consultants and other representatives. The Code of Business Conduct and Ethics includes particular provisions applicable to our senior financial management, which includes our chief executive officer, chief financial officer, controller and other employees performing similar functions. A copy of our Code of Business Conduct and Ethics is available on the Corporate Governance section of the Investor Relations page on our website at www.lifetimefitness.com. We intend to post on our website any amendment to, or waiver from, a provision of our Code of Business Conduct and Ethics that applies to any director or officer, including our principal executive officer, principal financial officer, principal accounting officer, controller and other persons performing similar functions, promptly following the date of such amendment or waiver.

Director Qualifications

     Candidates for director nominees are reviewed in the context of the current composition of our board of directors, our operating requirements and the long-term interests of our shareholders. The governance and nominating committee will consider, at a minimum, the following factors in recommending to our board of directors potential new members, or the continued service of existing members, in addition to other factors it deems appropriate based on the current needs and desires of our board of directors:

•	demonstrated character and integrity; an inquiring mind; experience at a strategy/policy setting level; sufficient time to devote to our affairs; high-level managerial experience; and financial literacy;

•	whether the member/potential member is subject to a disqualifying factor, such as, relationships with our competitors, customers, suppliers, contractors, counselors or consultants, or recent previous employment with us;

•	the member’s/potential member’s independence and ability to serve on our committees;

•	whether the member/potential member assists in achieving a mix of members that represents a diversity of background and experience;

•	whether the member/potential member, by virtue of particular experience, technical expertise or specialized skills, will add specific value as a member;

•	any factors related to the ability and willingness of a new member to serve, or an existing member to continue his/her service;

•	experience in one or more fields of business, professional, governmental, communal, scientific or educational endeavor; and

•	whether the member/potential member has a general appreciation regarding major issues facing publicly traded companies of a size and scope similar to us.

Director Nomination Process

     Our governance and nominating committee selects nominees for directors pursuant to the following process:

•	the identification of director candidates by our governance and nominating committee based upon suggestions from current directors and senior management, recommendations by shareholders and/or use of a director search firm;

•	a review of the candidates’ qualifications by our governance and nominating committee to determine which candidates best meet our board of directors’ required and desired criteria;

•	interviews of interested candidates among those who best meet these criteria by the chair of the governance and nominating committee, the chair of our board of directors, and certain other directors;

•	a report to our board of directors by our governance and nominating committee on the selection process; and

•	formal nomination by our governance and nominating committee for inclusion in the slate of directors for the annual meeting of shareholders or appointment by our board of directors to fill a vacancy during the intervals between shareholder meetings.

     Our governance and nominating committee will reassess the qualifications of a director, including the director’s past contributions to our board of directors and the director’s attendance and contributions at board of directors and board committee meetings, prior to recommending a director for reelection to another term.

     In 2005, our governance and nominating committee elected Mr. Halpin to serve on our board of directors after the above-described process was completed. An investment-banking firm that was an underwriter of our initial public offering recommended Mr. Halpin to us.

     Shareholders who wish to recommend individuals for consideration by our governance and nominating committee to become nominees for election to our board of directors may do so by submitting a written recommendation to our governance and nominating committee, c/o General Counsel, 6442 City West Parkway, Eden Prairie, Minnesota 55344. Submissions must include a written recommendation and the reason for the recommendation, biographical information concerning the recommended individual, including age, a description of the recommended individual’s past five years of employment history and any past and current board memberships. The submission must be accompanied by a written consent of the individual to stand for election if nominated by our governance and nominating committee and to serve if elected by our board of directors or our shareholders, as applicable. Alternatively, shareholders may directly nominate a person for election to our board of directors by complying with the procedures set forth in our bylaws, any applicable rules and regulations of the Securities and Exchange Commission and any applicable laws.

Compensation of Directors

     Non-employee directors who join our board of directors on or after March 1, 2004 are compensated with a grant of restricted stock, an annual retainer, and meeting and chairperson fees. Under this program, non-employee directors will receive an initial grant of restricted stock valued at $100,000 in connection with such director becoming a member of our board of directors. The restrictions on the restricted stock lapse ratably on each annual anniversary of the date of grant over a three-year period. Each year, each of these non-employee directors will receive an annual stipend of $30,000 which can be paid in cash or restricted stock at the election of the director. If the director elects to receive the annual stipend in cash, 50% of the stipend is paid on the date of the annual shareholder meeting and 50% is paid on the six-month anniversary of the annual shareholder meeting. If the director elects to receive the annual stipend in restricted stock, the grant is made on the date of the annual shareholder meeting based on the fair market value of our common stock on the date of grant and the restrictions on the shares lapse on the first anniversary of the date of grant. Non-employee directors also receive annual committee chairperson fees, which are $10,000 for the chairperson of our audit committee, and $5,000 each for the chairperson of our compensation committee and our governance and nominating committee, board meeting fees of $1,000 per meeting attended, and committee meeting fees of $500 per meeting attended, all of which are paid in cash, and reimbursement for the cost of a membership to our health and fitness centers. Committee chairpersons receive 50% of the annual committee chairperson fees on the date of the annual shareholder meeting and 50% on the six-month anniversary of the date of the meeting. In addition, starting on the first annual shareholder meeting that occurs after the director’s first anniversary of being elected, the director receives an annual restricted stock grant valued at $25,000, the restrictions on which lapse ratably on each annual anniversary of the date of grant over a three-year period. Meeting fees are paid at the end of each fiscal quarter for all meetings attended during the quarter. Currently, Messrs. Jackson and Halpin are the only non-employee directors who receive this compensation.

     In fiscal 2004, Mr. Jackson received an initial grant of 5,406 shares of restricted stock having a fair market value of $141,799, at the date of grant which occurred on October 27, 2004. The value of Mr. Jackson’s restricted stock exceeded the amount designated in our compensation program because the company agreed to issue shares to Mr. Jackson based on the price of our stock in our initial public offering, but the actual issuance date was delayed. Mr. Jackson elected to receive his 2004 and 2005 annual stipends in restricted stock, which resulted in the issuance of an additional 1,622 shares of restricted stock to him in October 2004 and an additional 213 shares of restricted stock to him in March 2005.

     On February 16, 2005, Mr. Halpin received an initial grant of 4,079 shares of restricted stock having a fair market value of $100,000. Mr. Halpin elected to receive his pro rata annual stipend in cash.

     Non-employee directors who joined our board of directors before March 1, 2004 are reimbursed for expenses actually incurred in attending meetings of our board of directors and committees of our board of directors.

Compensation Committee Interlocks and Insider Participation

     During 2004, Messrs. DeVries, Landau and Sefton served as the members of our compensation committee. No executive officer serves, or in the past has served, as a member of the board of directors or compensation committee of any entity that has any of its executive officers serving as a member of our board of directors or compensation committee.

Attendance at Annual Meeting

     Our board of directors encourages each of its members to attend all annual meetings of shareholders that occur during a member’s service on our board of directors. Three members of our board of directors attended our 2004 annual meeting of shareholders.

Communication with our Board of Directors

     You may contact our board of directors by mail addressed to the attention of our board of directors or a specific director identified by name or title c/o General Counsel, Life Time Fitness, Inc., 6442 City West Parkway, Eden Prairie, MN 55344. Our General Counsel will review all communications and then forward them to our board of directors or the specified board member on a periodic basis.

     Our board of directors recommends that the shareholders vote for the election of each of the six nominees listed above to constitute our board of directors.

PROPOSAL NO. 2 –
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     The firm of Deloitte & Touche LLP has been our independent registered public accounting firm since 2002. Our audit committee has selected Deloitte & Touche to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2005, subject to ratification by our shareholders. While it is not required to do so, our audit committee is submitting the selection of that firm for ratification in order to ascertain the view of our shareholders. If the selection is not ratified, our audit committee will reconsider its selection. Proxies solicited by our board of directors will, unless otherwise directed, be voted to ratify the appointment of Deloitte & Touche as our independent registered public accounting firm for the fiscal year ending December 31, 2005.

     A representative of Deloitte & Touche will be present at the meeting and will be afforded an opportunity to make a statement if the representative so desires and will be available to respond to appropriate questions during the meeting.

Fees

     The following table presents the aggregate fees billed for professional services by Deloitte & Touche in fiscal year 2004 and 2003:

	Fiscal Year 2004	Fiscal Year 2003
Description of Fees	Amount	Amount
Audit Fees	$675,710	$188,500
Audit-Related Fees	9,292	9,200

Total Audit and Audit-Related Fees	685,002	197,700
Tax Fees	245,460	99,060
All Other Fees	1,500	9,000

Total	$931,962	$305,760

Audit Fees

     The audit fees set forth above consist of fees billed by Deloitte & Touche for audit services in connection with their review of our interim financial statements for the first three quarters of each fiscal year and for the fiscal year year-end audit, in addition to fees for audit services that are normally provided by an accountant in connection with statutory and regulatory filings or engagements, such as comfort letters and consents related to Securities and Exchange Commission registration statements, for the fiscal year. In addition, the 2003 audit fees include fees for the audit of our 2001 financial statements, which had not previously been audited by Deloitte & Touche, for inclusion in our company’s registration statement.

Audit-Related Fees

     The audit-related fees set forth above consist of fees billed by Deloitte & Touche for the audits of our employee benefit plan.

Tax Fees

     The tax fees set forth above consist of fees billed by Deloitte & Touche for the preparation of original and amended tax returns, tax payment planning and analyses and assistance with tax audits. Of the fees set forth above, Deloitte & Touche billed $79,605 and $35,500 for tax preparation and compliance during 2004 and 2003, respectively, and billed $165,855 and $63,560 for other tax-related items during 2004 and 2003, respectively.

All Other Fees

     All other fees set forth above consist of fees billed by Deloitte & Touche for a subscription to an accounting research tool and a Sarbanes-Oxley workshop.

Approval of Independent Registered Public Accounting Firm Services and Fees

     The Audit Committee Charter requires that our audit committee approve the retention of our independent registered public accounting firm for any non-audit service and consider whether the provision of these non-audit services by our independent registered public accounting firm is compatible with maintaining our independent registered public accounting firm’s independence, prior to engagement for these services. Our audit committee actively monitors the relationship between audit and non-audit services provided. All of the services listed under the headings Tax Fees and All Other Fees were pre-approved by our audit committee with respect to engagements occurring on or after the date of our initial public offering.

     Our board of directors recommends that the shareholders vote for the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2005.

EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table shows, for our Chief Executive Officer and each of the four other most highly compensated executive officers of our company, who are referred to as the named executive officers, information concerning annual and long-term compensation earned for services in all capacities during the fiscal years ended December 31, 2003 and 2004.

						Long-Term
		Annual Compensation				Compensation
					Other	Awards
					Annual	Securities	All Other
	Fiscal				Compen-	Underlying	Compen-
Name and Principal Position	Year	Salary ($)	Bonus ($)		sation ($)(1)	Options(#)	sation($)(2)
Bahram Akradi
Chairman of the Board of Directors, President and	2004	770,000	335,913	(3)	43,309	300,000	9,506
Chief Executive Officer	2003	660,000	478,369		39,376	—	9,006

Stephen F. Rowland, Jr.
President, FCA Construction Holdings, LLC	2004	294,000	165,658	(4)	—	72,000	2,479
	2003	240,000	214,348		6,820	—	2,299

Michael J. Gerend
Executive Vice President and Chief Operating Officer (5)	2004	281,750	124,954		9,675	54,000	8,729
	2003	220,000	154,836		8,160	200,000	—

Michael R. Robinson
Executive Vice President and Chief Financial Officer	2004	260,000	108,180		12,860	67,500	8,464
	2003	240,000	100,761		14,078	50,000	7,896

Mark L. Zaebst
Senior Vice President, Real Estate and	2004	180,000	45,977		10,800	54,000	10,709
Development	2003	180,000	65,347		13,995	5,000	8,909

(1)	The 2004 amount for Mr. Akradi includes $9,894 for personal use of a company car and other car expenses, $18,875 for personal use of company aircraft, $2,500 of personal tax services provided by company personnel, a $12,000 car allowance and $40 of executive medical benefits. The 2004 amount for Mr. Gerend includes an $8,800 car allowance and $875 of executive medical benefits. The 2004 amount for Mr. Robinson includes a $9,000 car allowance and $3,860 of executive medical benefits. The 2004 amount for Mr. Zaebst includes $9,402 for personal use of a company car and $1,398 of executive medical benefits.

(2)	The 2004 amounts include our matching contribution to our 401(k) plan in the amount of $6,500 for the accounts of Messrs. Akradi, Gerend, Robinson and Zaebst. These amounts also include our payment of premiums for short-term disability insurance in the amount of $3,006 for Mr. Akradi, $2,479 for Mr. Rowland, $2,229 for Mr. Gerend, $1,964 for Mr. Robinson and $4,209 for Mr. Zaebst.

(3)	The 2004 amount for Mr. Akradi includes the payment of a one-time cash bonus of $40,589, which was approved by our Board of Directors. Mr. Akradi earned an additional $98,927 in bonus pay during 2004, which is not reflected above as he voluntarily waived all of his rights in and to this amount.

(4)	The 2004 amount for Mr. Rowland includes the payment of a one-time cash bonus of $40,589, which was approved by our Board of Directors.

(5)	Mr. Gerend joined us in March 2003.

Option Grants in Last Fiscal Year

     The following table sets forth certain information concerning option grants to the named executive officers during the fiscal year ended December 31, 2004.

					Potential Realizable
Individual Grants					Value at Assumed Annual
	Number of	Percent of Total			Rates of Stock Price
	Securities	Options Granted to	Exercise or Base		Appreciation for Option
	Underlying Options	Employees in	Price	Expiration	Term ($) (3)
Name	Granted (#) (1)	Fiscal Year (2)	($/share)	Date	5%	10%
Bahram Akradi	300,000	27.4%	18.50	6/29/14	3,490,365	8,845,271
Stephen F. Rowland, Jr.	72,000	6.6%	23.25	8/3/14	1,052,770	2,667,925
Michael J. Gerend	54,000	4.9%	18.50	6/29/14	628,266	1,592,149
Michael R. Robinson	67,500	6.2%	18.50	6/29/14	785,332	1,990,186
Mark L. Zaebst	54,000	4.9%	18.50	6/29/14	628,266	1,592,149

(1)	The options were granted under our 2004 Plan and vest as to 50% of the shares on each of the sixth and seventh anniversaries of the date of grant, subject to accelerated vesting. Under the accelerated vesting provisions, 20% of the shares will vest if the public market price of our common stock remains above $25.00 for a consecutive 90 calendar day period, and an additional 20% will vest if the public market price remains above $30.00, $35.00, $40.00 and $45.00, respectively, in each case for a consecutive 90 calendar day period.

(2)	Options to purchase a total of 1,003,500 shares of our common stock at an exercise price of $18.50, 19,578 shares of our common stock at an exercise price of $22.15, 72,000 shares of our common stock at an exercise price of $23.25, and 1,256 shares of our common stock at an exercise price of $24.91 were granted during 2004.

(3)	In accordance with the rules of the SEC, the amounts shown on this table represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on the assumed rates of stock appreciation of 5% and 10% compounded annually and do not reflect our estimates or projections of the future price of our common stock. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise. Actual gains, if any, on stock option exercises will depend on the future performance of our common stock, the option holder’s continued employment through the option period, and the date on which the options are exercised.

Aggregated Option Exercises in Last Fiscal Year
and Fiscal Year-End Option Values

     The following table sets forth certain information concerning stock option exercises by the named executive officers during the fiscal year ended December 31, 2004 and unexercised options held by the named executive officers as of December 31, 2004.

			Number of Securities
	Shares		Underlying Unexercised		Value of Unexercised In-The-
	Acquired		Options at		Money Options at
	on	Value	Fiscal Year-End (#)		Fiscal Year-End ($)(1)
Name	Exercise (#)	Realized ($)(1)	Exercisable	Unexercisable	Exercisable	Unexercisable
Bahram Akradi	22,826	552,846	1,027,174	360,000	23,973,319	3,286,800
Stephen F. Rowland, Jr.	—	—	145,200	76,800	3,356,076	275,184
Michael J. Gerend	—	—	40,000	214,000	715,200	3,259,320
Michael R. Robinson	12,500	223,500	28,500	176,500	509,580	2,267,070
Mark L. Zaebst	—	—	70,000	64,000	1,623,010	577,320

(1)	Value based on a share price of $25.88, which was the last reported sale price for a share of our common stock on the New York Stock Exchange on December 31, 2004. The values shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise.

Employment Agreements

     In June 2004, our compensation committee approved a form of employment agreement for certain of our executive officers and other members of management. Effective July 7, 2004, employment agreements were executed by each of Messrs. Gerend, Robinson, Zaebst and Mr. Eric J. Buss, our Senior Vice President of Corporate Development, General Counsel and Secretary, along with certain other members of senior management. Mr. Rowland entered into an employment agreement with the Company on August 3, 2004. The employment agreements include a non-competition covenant that covers the term of employment plus a period of twenty-four months after the termination of employment. The employment agreements also provide that if the executive’s employment is terminated without cause or the executive terminates his employment for good reason, as defined in the agreement, the executive is entitled to receive his monthly pay for a period of eighteen months following the date of employment termination. If, following a change of control as defined in the employment agreements, the executive’s position at the company is eliminated or the executive’s responsibilities are diminished within the following year, the executive will be entitled to receive a certain level of payments, depending upon the employment level of the executive, over such time period. In addition, upon the occurrence of a change in control as defined in certain executive option agreements, all unvested options as of the date of a change in control shall vest immediately. The terms of the employment agreements are consistent across each of Messrs. Rowland, Gerend, Robinson, Zaebst and Buss, with the following exception: in the event that employment is terminated in connection with a change of control, Messrs. Gerend, Robinson and Rowland are entitled to continue to receive their monthly pay for a period of twenty-one months while Messrs. Zaebst and Buss are entitled to receive their monthly pay for a period of twelve months.

     All of our executive officers also participate in a performance bonus program pursuant to which additional bonus payments are made based upon achievement of company-level financial performance measures. In addition, our executive officers are entitled to the benefits that we generally provide to our other employees under applicable benefit plans and policies. We also pay the cost for each of our executives to participate in our health plan.

401(k) Plan

     In March 1997, we implemented a 401(k) plan covering qualified full-time employees. Under our 401(k) plan, participants may defer compensation, subject to the limits established by the Internal Revenue Service, and we may make a discretionary matching contribution at the option of our board of directors. We made a matching contribution for 2004, 2003 and 2002, and we may make matching contributions in the future. The trustee under the 401(k) plan holds and invests the 401(k) plan contributions at the participant’s written direction. Participants in our 401(k) plan are immediately vested in their contributions; however, the vesting of our matching contribution is based upon the participant’s years of continuous service. The 401(k) plan qualifies under Section 401(a) of the Internal Revenue Code of 1986, as amended, or the Code, and, as a result, the related trust is not subject to tax under current tax law. Although we have not expressed any intent to do so, we do have the right to discontinue our matching contributions to the 401(k) plan at any time and to terminate or amend the 401(k) plan, subject to the provisions of the Employee Retirement Income Security Act of 1974.

Stock Option Plans and Other Employee Incentive Plans

     During 1996, we adopted the FCA, Ltd. 1996 Stock Option Plan, referred to as the 1996 Plan, which reserved up to 2,000,000 shares of our common stock for issuance thereunder. Under the 1996 Plan, our board of directors may grant options to purchase shares of our common stock to eligible employees, directors and contractors. Incentive stock options are granted at a price determined by our board of directors but not less than 100% of the fair market value at the time of the grant, and nonqualified stock options are granted at prices determined by our board of directors. Incentive stock options expire no later than 10 years from the date of grant, and nonqualified stock options expire no later than 15 years from the date of grant. As of December 31, 2004, we had granted options to purchase a total of 1,700,000 shares of our common stock at exercises prices of $1.25 to $3.00 per share under the 1996 Plan, of which options to purchase 1,228,674 shares were outstanding.

     During 1998, we adopted the LIFE TIME FITNESS, Inc. 1998 Stock Option Plan, referred to as the 1998 Plan, which reserved up to 1,600,000 shares of our common stock for issuance thereunder. In December 2003, our board of directors and shareholders approved an amendment to the 1998 Plan providing that an additional 1,500,000 shares of our common stock could be issued under this Plan. Under the 1998 Plan, the compensation committee of our board of directors may grant options to purchase shares of our common stock to eligible employees, directors and contractors. Incentive stock options are granted at a price determined by our compensation committee but not less than 100% of the fair market value at the time of the grant, and nonqualified stock options are granted at prices determined by the compensation committee. Incentive stock options expire no later than 10 years from the date of grant, and nonqualified stock options expire no later than 15 years from the date of grant. As of December 31, 2004, we had granted options to purchase a total of 1,957,500 shares of our common stock at exercise prices of $4.00 to $12.00 per share under the 1998 Plan, of which options to purchase 1,506,100 shares were outstanding.

     On April 30, 2004, our board of directors adopted, subject to shareholder approval, the Life Time Fitness, Inc. 2004 Long-Term Incentive Plan, referred to as the 2004 Plan, which reserved up to 3,500,000 shares of our common stock for issuance thereunder. Our shareholders approved the 2004 Plan on May 10, 2004. Under the 2004 Plan, the compensation committee of our board of directors administers the 2004 Plan and has the power to select the persons to receive awards and determine the type, size and terms of awards and establish objectives and conditions for earning awards. The types of awards that may be granted under the 2004 Plan include incentive and non-qualified options to purchase shares of our common stock, stock appreciation rights, restricted shares, restricted share units, performance awards and other types of stock-based awards. Eligible participants under the 2004 Plan include our officers, employees, non-employee directors and consultants. Each award agreement will specify the number and type of award, together with any other terms and conditions as determined by our compensation committee. In connection with approval of the 2004 Plan, our board of directors approved a resolution to cease making additional grants under the 1996 Plan and 1998 Plan. As of December 31, 2004, we had granted a total of 1,096,334 options to purchase common stock at exercise prices of $18.50 to $24.91 per share and a total of 7,028 restricted shares under the 2004 Plan, all of which were outstanding.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

     We believe that the transactions set forth below were on terms no less favorable than we could have obtained from unaffiliated parties. We intend that all future transactions between us and our officers, directors, principal shareholders and their affiliates will be approved by a majority of our independent and disinterested directors, and will be on terms no less favorable to us than we could obtain from unaffiliated third parties.

     We lease various fitness and office equipment for use at the center in Bloomingdale, Illinois. We then sublease this equipment to Bloomingdale LIFE TIME Fitness, L.L.C., of which our company has a one-third interest. Bloomingdale LLC is charged the equivalent of the debt service for the use of the equipment. We charged Bloomingdale LLC $423,000 in 2004. We anticipate that we will charge Bloomingdale LLC a similar amount in the future.

     In May 2001, we completed a transaction to sell and simultaneously lease back one of our centers. This center was developed at a cost of $6.6 million and we sold it at a price of $7.2 million. The purchaser and landlord in such transaction is a limited liability company, of which Mr. Rowland owns 61% of the membership interests. We paid $880,000 in 2004 in rent pursuant to the lease of the center. This lease expires in May 2026. This transaction was reviewed and approved by our board of directors.

     In October 2003, we leased a center located within a shopping center that is owned by a general partnership in which Mr. Akradi has a 50% interest. In December 2003, our company and the general partnership executed an addendum to this lease whereby we leased an additional 5,000 square feet of office space on a month-to-month basis within the shopping center. We paid rent pursuant to this lease of $540,000 in 2004. The terms of the lease were negotiated by one of our independent directors on behalf of our company and were reviewed and approved by a majority of our independent and disinterested directors. To assist our board of directors in evaluating this transaction, a third-party expert was retained to review the terms of the lease. The third-party expert determined that the terms of the lease were at market rates.

SECURITIES OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

     The following table sets forth information with respect to the beneficial ownership of our common stock as of March 9, 2005 by:

•	each person who is known by us to own beneficially more than 5% of our voting securities;

•	each current director;

•	each director nominee;

•	each of the named executive officers; and

•	all directors and executive officers as a group.

     Beneficial ownership is determined in accordance with the SEC’s rules. In computing percentage ownership of each person, shares of common stock subject to options held by that person that are currently exercisable, or exercisable within 60 days of March 9, 2005, are deemed to be outstanding and beneficially owned by that person. These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

     Except as indicated in the notes to this table and pursuant to applicable community property laws, each shareholder named in the table has sole voting and investment power with respect to the shares set forth opposite such shareholder’s name. Percentage of ownership is based on 33,857,179 shares of our common stock outstanding on March 9, 2005. The address for each executive officer is 6442 City West Parkway, Eden Prairie, MN 55344.

		Percent of
Name, Address and Nature of Beneficial Ownership of	Amount of Shares	Common
Beneficial Owner	Beneficially Owned	Stock
Principal Shareholders (1):
Norwest Equity Partners (2)	6,000,000	17.7%
Apax Partners (3)	4,000,001	11.8%
Non-Employee Directors:
Timothy C. DeVries (4)	1,620,773	4.8%
James F. Halpin (5)	16,579	*
Guy C. Jackson	8,041	*
David A. Landau (6)	4,000,001	11.8%
Stephen R. Sefton (7)	259,832	*
Named Executive Officers:
Bahram Akradi (8)	4,357,174	12.5%
Michael J. Gerend (9)	80,000	*
Michael R. Robinson (10)	64,500	*
Stephen F. Rowland, Jr. (11)	451,127	1.3%
Mark L. Zaebst (12)	80,000	*
All directors and executive officers as a group (11 persons) (13)	10,996,027	31.1%

*	Less than 1%

(1)	Mr. Akradi is listed below and also owns beneficially more than 5% of our voting securities.

(2)	Based on the information contained in a Schedule 13G filed with the SEC on February 14, 2005 reflecting the shareholder’s beneficial ownership as of December 31, 2004 and additional information received from the shareholder. Includes 4,379,642 shares of common stock owned by Norwest Equity Partners V, L.P., 610,566 shares of common stock owned by Norwest Equity Partners VI, L.P. and 1,009,792 shares of common stock owned by Norwest Equity Partners VII, L.P. The address for Norwest Equity Partners is 3600 IDS Center, 80 South Seventh Street, Minneapolis, MN 55402.

(3)	Based on the information contained in a Schedule 13G filed with the SEC on February 14, 2005 reflecting the shareholder’s beneficial ownership as of December 31, 2004. Includes 3,418,869 shares of common stock owned by APAX Excelsior VI, L.P., 115,401 shares of common stock owned by Patricof Private Investment Club III, L.P., 279,448 shares of common stock owned by APAX Excelsior VI-A C.V. and 186,283 shares of common stock owned by APAX Excelsior VI-B C.V. The general partner of each of such limited partnerships is APAX Excelsior VI Partners, L.P., of which Apax Managers, Inc. is the general partner. The address for Apax Managers, Inc. is 445 Park Avenue, New York, NY 10022.

(4)	Includes 610,566 shares of common stock owned by Norwest Equity Partners VI, L.P. Mr. DeVries is a general partner of Itasca LBO Partners VI, LLP, the general partner of Norwest Equity Partners VI, L.P. Mr. DeVries disclaims beneficial ownership of such shares except to the extent of his indirect pecuniary interest therein. Also includes 1,009,792 shares of common stock owned by Norwest Equity Partners VII, L.P. Mr. DeVries is a managing partner of Itasca LBO Partners VII, LLP, the general partner of Norwest Equity Partners VII, L.P. The address for Mr. DeVries is 3600 IDS Center, 80 South Seventh Street, Minneapolis, MN 55402.

(5)	Includes 12,500 shares of common stock owned by Mr. Halpin’s spouse. Mr. Halpin disclaims beneficial ownership of the shares owned by his spouse.

(6)	Includes 3,418,869 shares of common stock owned by APAX Excelsior VI, L.P., 115,401 shares of common stock owned by Patricof Private Investment Club III, L.P., 279,448 shares of common stock owned by APAX Excelsior VI-A C.V. and 186,283 shares of common stock owned by APAX Excelsior VI-B C.V. Mr. Landau is an officer and shareholder of Apax Managers, Inc., the general partner of APAX Excelsior VI Partners, L.P., which is the general partner of each of the affiliated limited partnerships that hold shares of our stock. Mr. Landau disclaims beneficial ownership of all such shares except to the extent of his indirect pecuniary interest therein. The address for Mr. Landau is 445 Park Avenue, New York, NY 10022.

(7)	Includes 232,285 shares of common stock owned by Minnesota Private Equity Fund, L.P. Mr. Sefton is the general partner of Minnesota Private Equity Fund, L.P. The address for Mr. Sefton is 3001 Hennepin Avenue, Suite D-210, Minneapolis, MN 55408.

(8)	Includes 1,057,174 shares of common stock underlying options that are exercisable within 60 days of March 9, 2005.

(9)	Includes 80,000 shares of common stock underlying options that are exercisable within 60 days of March 9, 2005.

(10)	Includes 49,500 shares of common stock underlying options that are exercisable within 60 days of March 9, 2005.

(11)	Includes 147,600 shares of common stock underlying options that are exercisable within 60 days of March 9, 2005.

(12)	Includes 74,000 shares of common stock underlying options that are exercisable within 60 days of March 9, 2005.

(13)	Includes 1,461,274 shares of common stock underlying options issued to six executive officers that are exercisable within 60 days of March 9, 2005.

EQUITY COMPENSATION PLAN INFORMATION

     The following table provides information as of December 31, 2004 for compensation plans under which securities may be issued:

	Number of securities to be		Weighted-average	Number of securities
	issued		exercise price of	remaining available for
	upon exercise of outstanding		outstanding options,	future issuance under
Plan Category	options, warrants and rights		warrants and rights	equity compensation plans
Equity Compensation Plans Approved by Securityholders	3,831,108	(1)	$9.06	2,396,638	(2)
Equity Compensation Plans Not Approved by Securityholders	—		—	—

Total	3,831,108		$9.06	2,396,638

(1)	This amount includes 1,228,674 shares issuable upon the exercise of outstanding stock options granted under the 1996 Plan, 1,506,100 shares issuable upon the exercise of outstanding stock options granted under the 1998 Plan and 1,096,334 shares issuable upon the exercise of outstanding stock options granted under the 2004 Plan.

(2)	This amount includes 2,396,638 shares available for issuance pursuant to equity awards that could be granted in the future under the 2004 Plan.

PERFORMANCE GRAPH

     The following graph compares the monthly change in the cumulative total shareholder return on our common stock from June 30, 2004, which is the day our common stock began to trade publicly, through December 31, 2004 with the cumulative total return on the NYSE Composite Index and Russell 2000 Index. The comparison assumes $100 was invested on June 30, 2004 in Life Time Fitness common stock and in each of the foregoing indices and assumes that dividends were reinvested when and as paid. We have not declared dividends on our common stock. You should not consider shareholder return over the indicated period to be indicative of future shareholder returns.

Comparison of Toal Return

	June 30, 2004	September 30, 2004	December 31, 2004
Life Time Fitness (1)	$100.00	$138.70	$139.89
NYSE Composite Index	100.00	99.94	110.28
Russell 2000 Index	100.00	97.47	110.84

(1)	For purposes of this presentation, we have assumed that our initial public offering price of $18.50 would have been the closing sales price on June 29, 2004, the day prior to commencement of trading.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the 1934 Act requires that the Company’s directors and executive officers file initial reports of ownership and reports of changes in ownership with the SEC. Directors and executive officers are required to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company and written representations from the Company’s directors and executive officers, all Section 16(a) filing requirements were met for the fiscal year ended December 31, 2004, except for a Form 4 for Mr. Robinson to report the exercise of a stock option to purchase 12,500 shares that occurred on June 29, 2004, that was reported on July 6, 2004.

AUDIT COMMITTEE REPORT

     The role of our audit committee, which is composed of three independent non-employee directors, is one of oversight of our company’s management and independent registered public accounting firm in regard to our company’s financial reporting and controls respecting accounting and risk of material loss. In performing our oversight function, we relied upon advice and information received in our discussions with management and the independent registered public accounting firm.

     We have (a) reviewed and discussed our company’s audited financial statements for the fiscal year ended December 31, 2004 with management; (b) discussed with our company’s independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, regarding communication with audit committees (Codification of Statements on Auditing Standards, AU § 380); and (c) received the written disclosures and the letter from our company’s independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and discussed with our company’s independent registered public accounting firm their independence.

     Based on the review and discussions with management and our company’s independent registered public accounting firm referred to above, we recommended to our company’s board of directors that the audited financial statements be included in our company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 for filing with the Securities and Exchange Commission.

Audit Committee:

Guy C. Jackson, Chair James F. Halpin Stephen R. Sefton

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Overview

     Our compensation committee, which is composed of three independent, non-employee directors, discharges our board of directors’ responsibilities with respect to all forms of compensation of our company’s executive officers and oversight of our company’s compensation plans. Total executive compensation is reviewed and determined on an annual basis. We report on our actions and recommendations to the full board of directors at board of directors meetings. The purpose of this report is to summarize the philosophical principles, specific program elements and other factors we considered in making decisions about executive compensation during fiscal year 2004.

Compensation Philosophy

     The goal of our executive compensation policy is to ensure that an appropriate relationship exists between executive pay and the creation of shareholder value, while motivating and retaining key employees. To achieve this goal, our executive compensation policies integrate annual compensation, bonuses based upon our company achieving targeted financial goals and long-term incentive awards. Our committee utilized the services of outside compensation consultants in determining total compensation for our company’s executive officers.

Base Salary

     We provide competitive base salaries that allow us to attract and retain a high performing leadership team. When establishing base salaries, we consider many factors, including but not limited to the following:

•	the qualifications of the executive;

•	whether the base compensation is within a reasonable range of executive pay levels at other publicly and privately held companies that are similar to ours in growth-rate, market capitalization and financial performance;

•	the financial performance of those companies relative to ours;

•	the strategic goals and responsibilities for which the executive has responsibility; and

•	the recommendations of the Chief Executive Officer (except with respect to his own base compensation).

     Merit increases in base salary are made based upon a comprehensive performance management process that assesses each individual’s leadership and performance over the past year, as well as the individual’s potential for development and performance in the future.

Annual Bonus

     In addition to base salary compensation, all executive officers, as well as certain other senior and management-level employees, participate in our annual bonus program (each a “Participant”). We believe that this program provides an incentive to the Participants to deliver upon the financial performance goals of our company. Under our annual bonus program, we provide for the payment of cash bonuses to each Participant, on a monthly basis throughout the year, based upon our year-to-date performance in relation to predetermined year-to-date financial objectives. Our committee approves the financial objectives that are utilized for purposes of determining the annual bonuses and assigns “Target Bonuses” for each Participant. Actual bonuses paid to Participants are calculated based upon the relationship of our actual financial performance to budgeted financial performance. Accordingly, if actual financial performance is less than budgeted financial performance, the actual bonus paid to the Participant would be proportionately less than the Participant’s Target Bonus. At the same time, if actual financial performance exceeds budgeted financial performance, the actual bonus paid to the Participant would proportionately exceed the Participant’s Target Bonus. For fiscal year 2004, earnings before provision for income taxes along with capital expenditures were the financial objectives used to determine the actual bonuses paid to each of Messrs. Akradi, Robinson and Buss. For fiscal year 2004, earnings before interest expense, net, provision for income taxes, depreciation and amortization, as well as capital expenditures, were the financial objectives used to determine the actual bonuses paid to each of Messrs. Gerend, Rowland and Zaebst. At all participation levels, the actual bonuses paid are based upon the relationship of actual financial performance to budgeted financial performance, on a monthly basis. Accordingly, the total actual bonus paid to each Participant could exceed the Participant’s Target Bonus if actual financial performance exceeded budgeted financial performance for such Participant. If the amounts paid exceed the amounts earned, we can reclaim the amount of overpayment by reducing future payout components to offset the negative variance.

Long-Term Incentive Awards

     We believe that equity-based incentives are an important part of total compensation for our executives as well as for certain other senior and management-level employees. We believe that this type of compensation creates the proper incentive for management and aligns the interests of our management with the interests of our shareholders. Typically, our committee has utilized stock options to achieve this purpose. Accordingly, our committee regularly evaluates whether and when to grant long-term incentive awards under the 2004 Plan. Factors considered include those factors that were set forth above under “Base Salary.” Additionally, our compensation committee considers the potential dilution from long-term incentive awards in comparison to other publicly traded companies that are similar to ours in growth-rate, market capitalization and financial performance.

Chief Executive Officer Compensation

     During fiscal year 2004, Mr. Akradi earned a base salary of $770,000 and a total actual bonus of $394,251, of which Mr. Akradi voluntarily waived all of his rights in and to $98,927 of his earned total actual bonus. Mr. Akradi also received a one-time cash bonus of $40,589 during fiscal year 2004, which was approved by our Board of Directors. On February 16, 2005, our compensation committee approved an increase in Mr. Akradi’s base salary to $880,000, retroactive to January 1, 2005, and set his Target Bonus at $405,000. During 2004, our committee also approved long-term incentive compensation for Mr. Akradi under the 2004 Plan in the form of stock options to purchase 300,000 shares of our company’s common stock. The committee authorized these stock options in order to recognize Mr. Akradi’s significant contributions to our company’s growth and success throughout its history and to incentivize him to continue to increase shareholder value. On March 1, 2005, the committee granted Mr. Akradi stock options to purchase 150,000 shares of the company’s common stock.

Compliance with Section 162(m) of the Internal Revenue Code

     Section 162(m) of the Internal Revenue Code generally precludes a public corporation from taking a federal income tax deduction for compensation paid in excess of one million dollars per year to certain covered officers. Under this section, compensation that qualifies as performance-based is excludable in determining what compensation amount shall qualify for tax deductibility. Covered employees include each of our named executive officers. The 2004 Plan provides our committee with the flexibility to issue awards that may, in the committee’s discretion, either qualify as performance-based compensation or not.

     Our committee’s general policy is to structure compensation programs that allow the company to fully deduct compensation under the one million dollar limitations of Section 162(m). However, the committee retains the authority to authorize the payment of compensation that may not be deductible if it believes such payments would be in the best interests of the company and its shareholders. After consideration, the committee determined that it was appropriate and in the best interests of the company and its shareholders to pay Mr. Akradi’s compensation as set forth in the Summary Compensation Table in fiscal 2004, even if a portion of his compensation exceeded the one million dollar deductibility limit.

     Our committee will continue to consider ways to maximize the deductibility of executive compensation while retaining the flexibility to compensate executive officers in a manner deemed appropriate relative to their performance and to competitive compensation levels and practices at other companies.

Compensation Committee:

James F. Halpin, Chair Timothy C. DeVries David A. Landau

ADDITIONAL INFORMATION

     Our 2004 Annual Report and our Annual Report on Form 10-K for fiscal year 2004, including financial statements, are being mailed with this proxy statement.

     As of the date of this proxy statement, management knows of no matters that will be presented for determination at the meeting other than those referred to herein. If any other matters properly come before the meeting calling for a vote of shareholders, it is intended that the persons named in the proxies solicited by our board of directors, in accordance with their best judgment, will vote the shares represented by these proxies.

     Shareholders who wish to obtain an additional copy of our Annual Report on Form 10-K, to be filed with the Securities and Exchange Commission for the fiscal year ended December 31, 2004, may do so without charge by writing to Michael Robinson, Executive Vice President and Chief Financial Officer, 6442 City West Parkway, Eden Prairie, Minnesota 55344.

By Order of the Board of Directors,
Eric J. Buss Secretary

Dated: March 18, 2005

APPENDIX A

Life Time Fitness, Inc.
AMENDED AND RESTATED
AUDIT COMMITTEE CHARTER
(Adopted on February 16, 2005)

Purpose

There shall be an Audit Committee (“Audit Committee”) of the Board of Directors (the “Board”) of Life Time Fitness, Inc. (“LTF”).

The Audit Committee has oversight with respect to LTF’s consolidated financial statements, LTF’s compliance with legal and regulatory requirements, the selection of the independent auditor and the determination of their qualifications and independence and the performance of LTF’s internal audit function and independent auditor.

Organization

The Audit Committee shall consist of at least three directors. The members of the Audit Committee and the Chair of the Audit Committee shall be appointed by the Board. Each director appointed to the Audit Committee shall:

1)	satisfy the independence and financial literacy requirements of the New York Stock Exchange (“NYSE”) rules;

2)	satisfy the independence requirements of Section 10A(m)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations of the Securities and Exchange Commission (the “SEC”); and

3)	At least one member of the Audit Committee must have accounting or financial management expertise as required by the NYSE rules. In addition, the Audit Committee shall endeavor to have at all times on the Audit Committee at least one member who satisfies the definition of an “audit committee financial expert” as defined by the SEC.

Compliance with the foregoing requirements shall be determined by the Board in its business judgment and in accordance with applicable rules, regulations and standards in effect from time to time.

Responsibilities

The Audit Committee recognizes that the preparation of LTF’s consolidated financial statements and other financial information is the responsibility of LTF’s management and that the auditing, or conducting reviews, of those financial statements and other financial information is the responsibility of LTF’s independent auditor. The Audit Committee’s responsibility is to oversee the financial reporting process, LTF’s compliance with legal and regulatory requirements and the overall performance and qualifications of the independent auditor and the internal audit function as more fully described below. LTF’s management and its independent auditor, in the exercise of their responsibilities, acquire greater knowledge and more detailed information about LTF and its financial affairs than members of the Audit Committee. Consequently, the Audit Committee is not responsible for providing any expert or special assurance as to LTF’s consolidated financial statements and other financial information or any professional certification as to the independent auditor’s work, including without limitation its reports on and reviews of LTF’s consolidated financial statements and other financial information.

Oversight of Independent Auditor

1)	The Audit Committee shall be directly responsible, subject to stockholder ratification, for the appointment, retention, compensation, evaluation, termination and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting matters) for the purpose of preparing or issuing an audit report or related work. The Audit Committee shall have sole authority to approve all audit engagement fees and terms and any non-audit engagements of the independent auditor, subject to the provisions of any policy regarding pre-approval of non-audit services. The independent auditor shall report directly to the Audit Committee. LTF shall provide appropriate funding, as determined by the Audit Committee, for payment of compensation to any accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for LTF.

2)	The Audit Committee shall pre-approve all auditing services and permitted non-audit services (including the fees) to be performed for LTF by its independent auditor, upon consideration of the terms thereof, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act. The Audit Committee may delegate authority to one or more members of the Audit Committee, who are independent directors of the Board, the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such member(s) shall be presented to the full Audit Committee at its next scheduled meeting. The Audit Committee may establish policies and procedures regarding the engagement of the independent auditor to render services to LTF, provided that the policies and procedures are detailed as to the particular service, the Audit Committee is informed of each service, and the pre-approval policies and procedures do not include the delegation of the Audit Committee responsibilities to management. If pre-approval policies and procedures are adopted, LTF may engage the independent auditor to perform services consistent with the policies and procedures. When pre-approving non-audit services, the Audit Committee should consider whether the provision of the non-audit services by the independent auditor is compatible with maintaining the independent auditor’s independence.

Authority to Engage Independent Advisors

1)	The Audit Committee shall have the authority to retain independent counsel and other legal, accounting or other advisors as it determines necessary to carry out its duties. LTF shall provide appropriate funding, as determined by the Audit Committee, for payment of compensation to any advisors employed by the Audit Committee.

Responsibility for Consolidated Financial Statements and Disclosure Matters

The Audit Committee, to the extent it deems necessary or appropriate, shall:

1)	Review and discuss with management and the independent auditor LTF’s annual audited consolidated financial statements, including disclosures made in management’s discussion and analysis, and recommend to the Board whether such audited financial statements should be included in LTF’s Form 10-K.

2)	Meet to review and discuss with management and the independent auditor LTF’s quarterly consolidated financial statements, including reviewing specific disclosures made in management’s discussion and analysis, prior to the filing of its Form 10-Q, including the results of the independent auditor’s review of the quarterly consolidated financial statements. The review and discussion should include any matters identified by the independent auditor pursuant to Statement on Auditing Standards No. 100 regarding LTF’s interim consolidated financial statements.

3)	Discuss quarterly with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of LTF’s consolidated financial statements, including any significant changes in LTF’s selection or application of accounting principles, any major issues as to the adequacy of LTF’s internal controls and any special steps adopted in light of material control deficiencies.

4)	Review and discuss quarterly reports from the independent auditor on:

a)	all critical accounting policies and practices used;

b)	all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

c)	other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

5)	Discuss with management LTF’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made) and need not occur prior to each release.

6)	Discuss with management and the independent auditor the effect of new regulatory and accounting initiatives as well as off-balance sheet structures on LTF’s consolidated financial statements.

7)	Discuss with management guidelines and policies for assessing and managing LTF’s risk exposure and the steps management has taken to monitor and control such exposures, including LTF’s risk assessment and risk management policies.

8)	Review and consider the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, with the independent auditor and management relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

9)	Receive information from LTF’s management about any significant deficiencies or material weaknesses in the design or operation of internal controls that could adversely affect LTF’s ability to record, process, summarize and report financial data and any fraud, whether or not material, that involves management or other employees who have a significant role in LTF’s internal controls.

10)	Discuss with management any proposed related-party transactions and conflicts of interest and provide a recommendation to the Board as to whether or not such transactions should be approved by the Board.

Oversight of LTF’s Relationship with the Independent Auditor

1)	Consider the qualifications and performance of LTF’s lead partner of the independent audit team.

2)	Obtain and review a report from the independent auditor at least annually regarding:

a)	the independent auditor’s internal quality-control procedures;

b)	any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm;

c)	any steps taken to deal with any such issues; and

d)	all relationships between the independent auditor and LTF consistent with Independence Standards Board Standard No. 1.

     Actively engage in a dialogue with the independent auditor regarding any disclosed relationships or services that may impact the objectivity and independence of the independent auditor. Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor’s independence, taking into account the opinions of management and internal auditors. The Audit Committee shall present its conclusions with respect to the independent auditor to the Board.

3)	Ensure the rotation of the audit partner, lead partner and concurring partner of the independent auditor as required by law.

4)	Recommend to the Board policies for LTF hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of LTF in order to ensure the independence of the independent auditor under SEC rules.

5)	Confirm that the none of the audit partners earn or receive compensation based on procuring engagements with LTF for providing products or services, other than audit, review or attest services.

6)	Discuss with the independent auditor all significant matters related to accounting, financial reporting disclosures, internal controls and related matters.

7)	Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

8)	Meet with the independent auditor privately on a quarterly basis.

Oversight of LTF’s Internal Audit Function

1)	Review, periodically, the charter of the internal audit function.

2)	Review the appointment, replacement and reporting relationship of the senior internal auditing executive (who will report to the CFO).

3)	Review the significant reports, and/or summary of significant points, to management prepared by the internal auditing function and management’s responses.

4)	Discuss with the independent auditor and management the internal audit department responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

5)	Meet with the senior internal auditing executives privately on a quarterly basis.

Compliance Oversight Responsibilities

1)	Obtain from the independent auditor assurance that the audit was conducted in a manner consistent with Section 10A(b) of the Exchange Act.

2)	Administer and oversee, to the extent directed by the Board, any codes of ethics or business conduct adopted by LTF.

3)	Establish procedures for the receipt, retention and treatment of complaints received by LTF regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting, reporting or auditing matters.

4)	Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding LTF’s consolidated financial statements or accounting policies.

5)	The Audit Committee shall prepare an audit committee report as required by the rules of the SEC to be included in LTF’s annual proxy statement.

Charter and Evaluation

The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Audit Committee shall annually review the Audit Committee’s own performance.

Meetings

The Audit Committee shall meet as often as it determines, but not less frequently than quarterly. The Audit Committee shall meet periodically with management, the internal auditors and the independent auditor in separate executive sessions. The Audit Committee may request any officer or employee of LTF or LTF’s outside counsel or independent auditor to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee. The Audit Committee shall report regularly to the Board through presentations at Board meetings or by submission of the minutes of the Audit Committee meetings to the Board. In addition to funding for the specific purposes described above, LTF shall provide appropriate funding, as determined by the Audit Committee, for ordinary administrative expenses that are necessary for the Audit Committee to carry out its duties.

LIFE TIME FITNESS, INC.

ANNUAL MEETING OF SHAREHOLDERS

Thursday, May 5, 2005
9:00 a.m. Central Time

Minneapolis Sofitel
5601 West 78th Street
Bloomington, MN 55439

proxy

Life Time Fitness, Inc. 6442 City West Parkway Eden Prairie, MN 55344 proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 5, 2005.

The shares of stock you hold in your account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted “FOR” Items 1 and 2.

By signing the proxy, you revoke all prior proxies and appoint Bahram Akradi and Eric J. Buss and each of them acting in the absence of the other, with full power of substitution, to vote your shares of common stock of Life Time Fitness, Inc. held of record at the close of business on March 9, 2005 on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

See reverse for voting instructions.

COMPANY #

There are three ways to vote your Proxy

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK ««« EASY ««« IMMEDIATE

•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on May 4, 2005.

•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions the voice provides you.

VOTE BY INTERNET — http://www.eproxy.com/ltm/ — QUICK ««« EASY ««« IMMEDIATE

•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on May 4, 2005.

•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to Life Time Fitness, Inc., c/o Shareowner Servicessm, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your Proxy Card

ò Please detach here ò

The Board of Directors Recommends a Vote FOR Items 1 and 2.

1.	Election of directors:	01 Bahram Akradi 02 Timothy C. DeVries 03 James F. Halpin	04 Guy C. Jackson 05 David A. Landau 06 Stephen R. Sefton	☐	Vote FOR all nominees (except as marked)	☐	Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm.	☐	For	☐	Against	☐	Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL. IN CASE ANY NOMINEE IS NOT A CANDIDATE FOR ANY REASON, THE PROXIES MAY VOTE FOR A SUBSTITUTE NOMINEE SELECTED BY THE GOVERNANCE AND NOMINATING COMMITTEE. THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION WITH RESPECT TO OTHER MATTERS, WHICH MAY PROPERLY COME BEFORE THE MEETING.

Address Change? Mark Box	☐	Indicate changes below:	Date

Signature(s) in Box
Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.